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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                                     PCA LLC
                       (Pursuant to Section 18-201 of the
                     Delaware Limited Liability Company Act)

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is PCA LLC.

     SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, this Certificate has been signed on this 10th day of June, 2002.

                                         /s/ Charles Whites
                                         --------------------------
                                         Charles Whites
                                         Authorized Person